Exhibit 99.B2(b)

BYLAWS

of

ING INFRASTRUCTURE DEVELOPMENT EQUITY FUND

a Delaware Statutory Trust

i

ii

BYLAWS

OF

ING INFRASTRUCTURE DEVELOPMENT EQUITY FUND

INTRODUCTION

These By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of ING Infrastructure Development Equity Fund, a Delaware statutory trust (the “Fund”).  In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall govern.

ARTICLE I.

Offices

Section 1.                                            Principal Office.  The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of the Fund at any place within or outside the State of Delaware.

Section 2.                                            Other Offices.  The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Fund intends to do business.

ARTICLE II.

Meetings of Shareholders

Section 1.                                            Place of Meetings.  Meetings of shareholders shall be held at any place within or outside the State of Delaware designated by the Board of Trustees or by a person designated by the Board of Trustees.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Fund.

Section 2.                                            Notice of Shareholders’ Meeting.  All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 3 of this Article II not fewer than seven (7) days nor more than ninety (90) days before the date of the meeting.  The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Declaration of Trust, (iii) a reorganization of the Fund, or (iv) a voluntary dissolution of the

Fund, the notice shall also state the general nature of such proposal.

Section 3.                                            Manner of Giving Notice; Affidavit of Notice.  Notice of any meeting of shareholders shall be given  by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Fund or its transfer agent or given by the shareholder to the Fund for the purpose of notice.  If no such address appears on the Fund’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Fund’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located.  Notice shall be deemed to have been given at the time when deposited in the mail or sent by telegram or other means of written communication, or upon publication; such written notice may be given via electronic media in accordance with procedures approved by the Board of Trustees.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Fund is returned to the Fund by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Fund for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholder’s meeting shall be executed by the secretary, assistant secretary or any transfer agent of the Fund giving the notice and shall be filed and maintained in the minute book of the Fund.

Section 4.                                            Adjourned Meeting; Notice.  When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date.  Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2 and 3 of this Article II.  At any adjourned meeting, the Fund may transact any business which might have been transacted at the original meeting.

Section 5.                                            Voting.  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time.  The shareholder’s vote may be by voice vote or by ballot; provided, however, that any election for Trustees must be by ballot if demanded by any shareholder before the voting has begun.  On any matter other than elections of Trustees, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.

Section 6.                                            Waiver of Notice by Consent of Absent Shareholders.  The transactions of a meeting of shareholders, if not properly called or noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice.  The waiver of notice need not specify either the business to be transacted or the purpose of any meeting of shareholders.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

Section 7.                                            Shareholder Action by Written Consent Without a Meeting. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Class or Series entitled to vote separately on the matter consent to the action in writing.  All such consents shall be filed with the Secretary of the Fund and shall be maintained in the Fund’s records of the meetings of shareholders.  Any shareholder giving a written consent or the shareholder’s proxy holders or a transferee of the shares or a personal representative of the shareholder or their respective-proxy-holders may revoke the consent by a writing received by the Secretary of the Fund before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the shareholders without a meeting.  This notice shall be given in the manner specified in Section 3 of this Article II.  In the case of approval of (i) contracts or transactions in which a Trustee has a direct or indirect financial interest, (ii) indemnification of agents of the Fund, and (iii) a reorganization of the Fund, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 8.                                            Record Date for Shareholder Notice; Voting and Giving Consents.  If the Board of Trustees does not fix a record date or designate an officer to fix a record date for purposes of determining the shareholders entitled to vote or act at any meeting or adjournment thereof or to give consent to any action without a meeting:

(a)                                  the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, provided that such date is not later than the latest date otherwise permitted by the Declaration of Trust or these Bylaws for these purposes, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

(b)                                 the record date for determining shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution relating to that action or the seventy-fifth day before the date of such other action, whichever is later.

Section 9.                                            Proxies.  Every person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Fund.  A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic, telefacsimile transmission or otherwise, or by electronic media in accordance with procedures approved by the Board of Trustees) by the shareholder or the shareholder’s attorney-in-fact.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Fund stating that the proxy is revoked or by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Fund before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

Section 10.                                      Advance Notice of Shareholder Nominations for Trustee and Other Shareholder Proposals.

(a)                                  Annual Meetings of Shareholders.

(i)                                     Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (1) pursuant to the Fund’s notice of meeting, (2) by or at the direction of the Board of Trustees or (3) by any shareholder of the Fund who was a shareholder of record both at the time of giving of notice provided for in this Section 10(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 10(a).

(ii)                                  For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of subsection (a)(i) of this Section 10, the shareholder must have given timely notice thereof in writing to the Secretary of the Fund and such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 10 and shall be delivered to the Secretary at the principal executive office of the Fund (a) with respect to the Fund’s first annual meeting of shareholders, not later than the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date on which the annual meeting shall be held is first made (provided that such annual meeting shall be held within ninety (90) calendar days of such public disclosure of the date); and (b) thereafter, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Unless otherwise authorized by the Board of Trustees, in no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (1) as to each individual whom the shareholder proposes to nominate for election or reelection as a trustee, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Fund that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) whether such shareholder believes any such individual is, or is not, an “interested person” of the Fund (as defined in the Investment Company Act of 1940, as amended (“Investment Company Act”)), and information regarding such individual that is sufficient, in the discretion of the Board of Trustees or any committee thereof or any authorized officer of the Fund to make such determination, (E) sufficient information to enable the Nominating and Governance Committee of the Board of Trustees, or such other committee responsible for nominating candidates for the Board of Trustees, to make the determination as to the proposed nominee’s qualifications required under Article IV, Section 4.1 of the Declaration of Trust and (F) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (2) as to any other business that the shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined in subsection (c)(iv) of this Section 10, below), individually or in the aggregate, including any anticipated benefit to the shareholder and any Shareholder Associated Person therefrom, (3) as to the shareholder giving the notice and any Shareholder Associated Person, the class, series and number of all shares of stock of the Fund which are owned by such shareholder and by such Shareholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such shareholder and by any such Shareholder Associated Person and (4) as to the shareholder giving the notice and any Shareholder Associated Person covered by clauses (2) or (3) of this paragraph (a)(ii) of this Section 10(a), the name and address of such shareholder, as they appear on the Fund’s stock ledger and current name and address, if different, and of such Shareholder Associated Person.

(iii)                               Notwithstanding anything in this subsection (a) of this Section 10 to the contrary, in the event the Board of Trustees increases or decreases the maximum or minimum number of trustees in accordance with Article IV, Section 4.1 of the Declaration of Trust, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the preceding year’s annual meeting, a shareholder’s notice required by this Section 10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Fund not later than the close of business on the tenth day following the day on which such public announcement is first made by the Fund.

(b)                                 Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Fund’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected (i) pursuant to the Fund’s notice of meeting, (ii) by or at the direction of the Board of Trustees, or (iii) provided that the Board of

Trustees has determined that trustees shall be elected at such special meeting, by any shareholder of the Fund who is a shareholder of record both at the time of giving of notice provided for in this Section 10 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10. In the event the Fund calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any such shareholder may nominate an individual or individuals (as the case may be) for election as a trustee as specified in the Fund’s notice of meeting, if the shareholder’s notice required by subsection (a)(ii) of this Section 10 shall be delivered to the Secretary at the principal executive office of the Fund not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting, or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c)                                  General.

(i)                                     Upon written request by the Secretary or the Board of Trustees or any committee thereof, any shareholder proposing a nominee for election as a trustee or any proposal for other business at a meeting of shareholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Trustees or any committee thereof or any authorized officer of the Fund, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 10. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 10.

(ii)                                  Only such individuals who are nominated in accordance with this Section 10 shall be eligible for election as trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 10. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 10.

(iii)                               For purposes of this Section 10, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service,

Associated Press or comparable news service or (ii) in a document publicly filed by the Fund with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

(iv)                              For purposes of this Section 10, “Shareholder Associated Person” of any shareholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of shares of stock of the Fund owned of record or beneficially by such shareholder and (3) any person controlling, controlled by or under common control with such Shareholder Associated Person.

(v)                                 Notwithstanding the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the Investment Company Act and any rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Fund to omit a proposal from, the Fund’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 11.                                      Inspectors of Election.  Before any meeting of shareholders, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed, the chairperson of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one (1) or three (3).  If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may and on the request of any shareholder or a shareholder’s proxy, shall appoint a person to fill the vacancy.

These inspectors shall:

(a)                                  determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b)                                 receive votes, ballots or consents;

(c)                                  hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)                                 count and tabulate all votes or consents;

(e)                                  determine when the polls shall close;

(f)                                    determine the result; and

(g)                                 do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III.

Trustees

Section 1.                                            Place of Meetings and Meetings by Telephone.  All meetings of the Board of Trustees may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board or as determined by the President or any Vice-President.  In the absence of such a designation or determination, regular meetings shall be held at the principal executive office of the Fund.  Any meeting, regular or special, may be held by conference telephone or similar communication equipment, and one or more of the Trustees may participate in a meeting of the Trustees or any committee by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another.

Section 2.                                            Regular Meetings.  Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees.  Such regular meetings may be held without notice.

Section 3.                                            Special Meetings.  Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the chairperson of the board or the president or any vice president or the secretary or any two (2) Trustees.

Notice of the time and place of special meetings shall be delivered by the Secretary personally or by telephone to each Trustee or sent by first-class mail, telegram, facsimile or email, charges prepaid, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Fund.  Notice of a special meeting shall be delivered to the Trustees orally not less than 24 hours, or in writing not less than 72 hours, before the meeting.  Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee.  The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Fund.

Section 4.                                            Quorum.  Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees, except to adjourn as provided in Section 6 of this Article III.  Subject to provisions of the Declaration of Trust, as in effect at such time, every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by a least a majority of the required quorum for that meeting.

Section 5.                                            Waiver of Notice.  Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice.  The waiver of notice need not specify the purpose of the meeting.  All such waivers shall be filed with the records of the Fund or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any Trustee who attends the meeting except for the express purpose of objecting to the transaction of any business, prior to the commencement of the meeting, on the ground that the meeting had not been properly called or convened.

Section 6.                                            Adjournment.  A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 7.                                            Notice of Adjournment.  Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 3 of this Article III to the Trustees who were present at the time of the adjournment.

Section 8.                                            Action Without a Meeting. Any action required or permitted to be taken by the Board of Trustees may be taken without a meeting if all of the members of the Board of Trustees shall consent in writing to that action.  Such action by written consent shall have the same force and effect as a vote of the Board of Trustees.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees.

Section 9.                                            Fees and Compensation of Trustees.  Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees.

Section 10.                                      Chairperson of the Board  The Board of Trustees may designate a Chairperson of the Board of Trustees who shall preside at all Trustees’ meetings, and who shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Trustees or prescribed by the Bylaws.

ARTICLE IV.

Committees

Section 1.                                            Committees of Trustees.  The Board of Trustees may, by resolution adopted by a majority of the authorized number of Trustees, designate one or more committees, each consisting of one (1) or more Trustees, to serve at the pleasure of the Board.  Any committee, to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

(a)                                  the approval of any action which also requires shareholder approval, or requires approval under the Investment Company Act by a majority of the entire Board or certain members of said Board;

(b)                                 the filling of vacancies on the Board of Trustees or in any committee;

(c)                                  the fixing of compensation of the Trustees for serving on the Board of Trustees or on any committee;

(d)                                 the amendment or repeal of the Declaration of Trust or of these bylaws or the adoption of new bylaws;

(e)                                  the amendment or repeal of any resolution of the Board of Trustees unless by its express terms it is made amendable or repealable by a committee;

(f)                                    a distribution to the shareholders of the Fund, except at a rate or formula, or in a periodic amount or within a designated range determined by the Board of Trustees; or

(g)                                 the appointment of any other committees of the Board of Trustees or the members of these committees.

Section 2.                                            Meetings and Action of Committees.  Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these Bylaws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular or special meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee.  In the absence or disqualification of any member of a Committee, the member, or members present, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of the absent or disqualified member.  The Board of Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V.

Officers

Section 1.                                            Officers.  The officers of the Fund shall be a president, a secretary, and a treasurer.  The Fund may also have, at the discretion of the Board of Trustees, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.

Any number of offices may be held by the same person.

Section 2.                                            Election of Officers.  The officers of the Fund, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

Section 3.                                            Subordinate Officers.  The Board of Trustees may appoint and may empower the president to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Trustees may from time to time determine.

Section 4.                                            Removal and Resignation of Officers.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees or by an officer upon whom such power of removal may be conferred by the Board of Trustees by resolution.

Any officer may resign at any time by giving written notice to the Fund.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice.  Unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Fund under any contract to which the officer is a party.

Section 5.                                            Vacancies in Offices.  A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

Section 6.                                            President.  Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the chairperson of the board, if there be such an officer, the president shall be the chief executive officer of the Fund and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Fund.  He or she shall preside at all meetings of the shareholders and in the absence of the chairperson of the board or if there be none, at all meetings of the Board of Trustees.  He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

Section 7.                                            Vice Presidents.  In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, a vice president designated by the Board of Trustees, shall perform all the duties of the president and when so acting shall have all powers of and be subject to all the restrictions upon the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or by these Bylaws and the president or the chairperson of the board.

Section 8.                                            Secretary.  The secretary shall keep or cause to be kept at the principal executive office of the Fund or such other place as the Board of Trustees may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

The secretary shall keep or cause to be kept at the principal executive office of the Fund or at the office of the Fund’s transfer agent or registrar, as determined by resolution of the Board of Trustees, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Trustees required by these Bylaws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these Bylaws.

Section 9.                                            Treasurer.  The treasurer shall be the chief financial officer of the Fund, or such other person designated by the Board of Trustees, and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Fund, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any Trustee.

The treasurer shall deposit all monies and other valuables in the name and to the credit of the Fund with such depositories as may be designated by the Board of Trustees.  The treasurer shall disburse the funds of the Fund as may be ordered by the Board of Trustees, shall render to the president and Trustees, whenever they request it, an account of all of the treasurer’s transactions as chief financial officer and of the financial condition of the Fund and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these Bylaws.

ARTICLE VI.

Records and Reports

Section 1.                                            Maintenance and Inspection of Share Register.  The Fund shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its shareholders, giving the names and addresses of all shareholders and the number of shares held by each shareholder.

Section 2.                                            Maintenance and Inspection of Bylaws.  The Fund shall keep at its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 3.                                            Maintenance and Inspection of Other Records.  The accounting books and records and minutes of proceedings of the shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Fund.  The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.  The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.  The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

Section 4.                                            Inspection by Trustees.  Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Fund.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5.                                            Financial Statements.  A copy of any financial statements and any income statement of the Fund for each quarterly period of each fiscal year and accompanying balance sheet of the Fund as of the end of each such period that has been prepared by the Fund shall be kept on file in the principal executive office of the Fund for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder or holder of a voting trust demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Fund or the certificate of an authorized officer of the Fund that the financial statements were prepared without audit from the books and records of the Fund.

ARTICLE VII.

General Matters

Section 1.                                            Checks, Drafts, Evidence of Indebtedness.  All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Fund shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.

Section 2.                                            Contracts and Instruments; How Executed.  The Board of Trustees, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Fund and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Fund by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3.                                            Certificates for Shares.  To the extent the Board of Trustees determine from time to time, a certificate or certificates for shares of beneficial interest in any series of the Fund may be issued to a shareholder upon his request when such shares are fully paid.  All certificates shall be signed in the name of the Fund by the chairperson of the board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares owned by the shareholders.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Fund with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.  Notwithstanding the foregoing, the Fund may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

Section 4.                                            Lost Certificates.  Except as provided in this Section 4, no new certificate for shares shall be issued to replace an old certificate unless the latter is surrendered to the Fund and canceled at the same time.  The Board of Trustees may in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees may require, including a provision for indemnification of the Fund secured by a bond or other adequate security sufficient to protect the Fund against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5.                                            Representation of Shares of Other Entities Held by Fund.  The chairperson of the board, the president or any vice president or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Fund any and all shares of any corporation, partnership, Funds, or other entities, foreign or domestic, standing in the name of the Fund.  The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 6.                                            Fiscal Year.  The fiscal year of the Fund shall be fixed and changed from time to time by resolution of the Trustees.  The fiscal year of the Fund initially shall be from June 29, 2007 to the last day of February.

ARTICLE VIII.

Amendments

Section 1.                                            Amendment by Trustees.  Except as otherwise provided by law or by the Declaration of Trust, these Bylaws may be adopted, amended, or repealed by the Board of Trustees.

November 6, 2007